Exhibit 10.1

EXECUTION COPY

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of October 25, 2022 (this “Support Agreement”), is entered into by and among Jupiter Wellness Acquisition Corp., a Delaware corporation (“JWAC”), Chijet Inc., a Cayman Islands exempted company (the “Company”), Chijet Motor Company, Inc., a Cayman Islands exempted company (“Pubco”), Jupiter Wellness Sponsor LLC, a Delaware limited liability company (“Sponsor”), I-Bankers Securities, Inc. (“I-Bankers”), Join Surplus International Ltd. (“Join Surplus” and together with Sponsor and I-Bankers, the “Holders”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, JWAC, Pubco, Chijet Motor (USA) Company, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), the Company, Mu Hongwei, in the capacity as the Seller Representative thereunder, and the shareholders of the Company named as Sellers therein (collectively, the “Sellers”) entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Pubco will acquire all of the issued and outstanding shares of the Company from the Sellers in exchange for ordinary shares of Pubco (with certain of the shares to otherwise be received by the Earnout Participants being subject to vesting, transfer restrictions and potential forfeiture after the Closing if certain post-Closing performance metrics are not met) and the Company shall surrender for no consideration its shares in Pubco, such that the Company becomes a wholly owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”), and immediately thereafter (b) Merger Sub will merge with and into JWAC, with JWAC continuing as the surviving entity (the “Merger”), and as a result of which, (i) JWAC will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of JWAC immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco (and with the holders of JWAC Class A Common Stock receiving one (1) CVR for each share of JWAC Class A Common Stock held (subject to waivers by the Holders under Section 8 hereof), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, Sponsor is the sponsor of JWAC and, as of the date hereof, Sponsor is the record and beneficial owner of 396,665 shares of JWAC Class A Common Stock and 2,869,335 shares of JWAC Class B Common Stock (all such shares, or any successor or additional shares of JWAC of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, I-Bankers was the IPO underwriter and, as of the date hereof, I-Bankers is the record and beneficial owner of 412,000 shares of JWAC Class A Common Stock (all such shares, or any successor or additional shares of JWAC of which ownership of record or the power to vote is hereafter acquired by I-Bankers prior to the termination of this Support Agreement being referred to herein as the “I-Bankers Shares”);

WHEREAS, as of the date hereof, Join Surplus is the record and beneficial owner of 96,335 shares of JWAC Class A Common Stock and 580,665 shares of JWAC Class B Common Stock (all such shares, or any successor or additional shares of JWAC of which ownership of record or the power to vote is hereafter acquired by Join Surplus prior to the termination of this Support Agreement being referred to herein as the “Join Surplus Shares” and, collectively with the Sponsor Shares and the I-Bankers Shares, the “Subject Shares”);

WHEREAS, the Board of Directors of JWAC has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of JWAC and its stockholders (the “JWAC Stockholders”) and (c) recommended the approval and the adoption by each of the JWAC Stockholders of the Business Combination Agreement, the Ancillary Documents, the Merger and the other Transactions; and

WHEREAS, in order to induce the Company to enter into the Business Combination Agreement, each Holder is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Holder, solely in its capacity as a stockholder of JWAC, agrees that, during the term of this Support Agreement, at the JWAC Stockholder Meeting, at any other meeting of the JWAC Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the JWAC Stockholders related to the Transactions (the JWAC Stockholder Meeting and all other meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), such Holder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Subject Shares in favor of the Business Combination Agreement and the Transactions and each of the other Stockholder Approval Matters; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Subject Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of JWAC under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Holder contained in this Support Agreement.

2. Restrictions on Transfer. Each Holder agrees that, during the term of this Support Agreement, it shall not sell, assign or otherwise transfer any of the Subject Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Company and JWAC. JWAC shall not, and shall not permit JWAC’s transfer agent to, register any sale, assignment or transfer of the Subject Shares on JWAC’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption; Conversion of Rights. Each Holder hereby agrees:

(a) that, during the term of this Agreement, it shall not redeem, or submit a request to JWAC’s transfer agent or otherwise exercise any right to redeem, any Subject Shares; and

(b) that it will elect to convert, effective prior to the Closing, any and all Private Placement Rights and Working Capital Rights (as those terms are defined in the Rights Agreement) held by it into the underlying shares of JWAC Common Stock in the manner contemplated by the Rights Agreement.

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4. New Securities. During the term of this Support Agreement, in the event that, (x) any shares of JWAC Common Stock or other equity securities of JWAC are issued to a Holder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of JWAC securities, (y) a Holder purchases or otherwise acquires beneficial ownership of any shares of JWAC Common Stock or other equity securities of JWAC after the date of this Support Agreement, or (c) a Holder acquires the right to vote or share in the voting of any JWAC Common Stock or other equity securities of JWAC after the date of this Support Agreement (such JWAC Common Stock or other equity securities of JWAC, collectively the “New Securities”), then such New Securities acquired or purchased by such Holder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Subject Shares as of the date hereof.

5. Company Acquisition of Sponsor Membership Interests. Sponsor agrees to be bound by, and comply with, the provisions of Section 11.2 of the Business Combination Agreement insofar as they relate to Sponsor, as though Sponsor were a party to the Business Combination Agreement. Without prejudice to the generality of the foregoing, Sponsor agrees that:

(a) Sponsor represents and warrants to the Company and Pubco that it has provided or caused to be provided to the Company true, correct and complete copies of Sponsor’s limited liability company operating agreement and any amendments thereto and any other organizational documents of Sponsor or agreements or instruments governing the relations of Sponsor’s members to each other or to Sponsor, each as in effect on the date hereof (together, the “Sponsor Governing Documents”);

(b) upon and subject to the funding of the Extension Amount by the Company pursuant to Section 11.2 of the Business Combination, Sponsor shall issue such amount or number of limited liability company membership interests in Sponsor (“Membership Interests”) to the Company (or its designee) as will cause the value of the Company’s (or its designee’s) interest in shares of JWAC Common Stock held by the Sponsor and allocable to such Membership Interests to be equal to the Extension Amount, with each share of JWAC Common Stock being valued at $10.00 for this purpose. Such Membership Interests will be duly and validly issued, free and clear of any Liens other than those imposed under the Sponsor Governing Documents. For the avoidance of doubt, the Company (or its designee) will not, by virtue of the issuance of the Membership Interests and its admission as a member of the Sponsor, become subject to any obligation to make any additional capital contribution to Sponsor other than its contribution of the Extension Amount;

(c) during the period between the date hereof and the Closing under the Business Combination Agreement, except with the prior written consent of the Company, Sponsor will not amend or modify, or permit to be amended or modified, the Sponsor Governing Documents other than as necessary or appropriate to reflect the issuance of the Membership Interests to the Company (or its designee) and the admission of the Company (or its designee) as a member of Sponsor, if applicable; and

(d) as soon as practicable after the Company’s deposit of the Extension Amount to an account designated by Sponsor and JWAC, Sponsor shall take, or cause to be taken, any and all action necessary for the Company or its designee, as applicable, to be admitted as a member of Sponsor and to become a party to Sponsor’s limited liability company operating agreement, subject to the Company’s (or its designee’s) execution and delivery to Sponsor of a joinder agreement substantially in the form attached hereto as Annex 1 (the “Joinder Agreement to Sponsor Operating Agreement”).

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6. No Challenge. Each Holder, on behalf of itself and its Affiliates (the “Sponsor Releasing Persons”), agrees:

(a) not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against JWAC, Pubco, Merger Sub, the Company or any of their respective successors or directors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Business Combination Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement;

(b) to release and discharge JWAC, Pubco, Merger Sub, the Company or any of their respective successors or directors from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Sponsor Releasing Person now has, has ever had or may hereafter have against JWAC arising on or prior to the Closing Date as a result of such Person’s capacity as a holder of capital shares or other securities of JWAC and arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, provided that releases and restrictions shall not apply to any claims a Sponsor Releasing Person may have against any party with respect to any rights under the Business Combination Agreement, this Agreement, any of the other Ancillary Documents or any Contract set forth in Schedule 12.2(b) of the Business Combination Agreement or any rights to indemnification, fee reimbursement or exculpation; and

(c) to irrevocably refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against JWAC, Pubco, Merger Sub, the Company or any of their respective successors or directors, based upon any matter purported to be released herein, from and after the Closing.

7. Waiver of Anti-Dilution Protection. Each of Sponsor and Join Surplus, solely in connection with and only for the purpose of the proposed Transactions, hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by Law, the provisions of Section 4.3(b)(ii) of JWAC’s Amended and Restated Certificate of Incorporation (as amended, the “JWAC Charter”), and agrees that the JWAC Class B Common Stock will convert only upon the Initial Conversion Ratio (as defined in the JWAC Charter) automatically on the Closing. This waiver shall be void and of no force and effect following the date on which the Business Combination Agreement is validly terminated in accordance with its terms. All other terms in the JWAC Charter related to the JWAC Class B Common Stock shall remain in full force and effect, and the foregoing waiver shall be effective only upon the consummation of the Transactions.

8. Waiver of Rights to CVRs. Each Holder hereby irrevocably waives any and all rights that it might have, whether under the Business Combination Agreement, applicable law or otherwise, to receive CVRs in the Merger with respect to any JWAC Private Shares that it owns (including through its ownership of JWAC Private Units or JWAC Working Capital Units) or any shares of JWAC Class B Common Stock that it owns or shares of JWAC Class A Common Stock issued upon conversion of any such JWAC Class B Common Stock.

9. Consent to Disclosure. Each Holder hereby consents to the publication and disclosure in the Form F-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by JWAC, Pubco or the Company to any Governmental Authority or to securityholders of JWAC, Pubco or the Company) of such Holder’s identity and beneficial ownership of Subject Shares and the nature of such Holder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by JWAC, Pubco or the Company, a copy of this Support Agreement. Each Holder will promptly provide any information reasonably requested by JWAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and JWAC.

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10. Sponsor Representations. Each Holder represents and warrants to JWAC, Pubco and the Company, as of the date hereof, as applicable:

(a) such Holder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) such Holder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

(c) such Holder, if an organization, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Holder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Holder;

(d) this Support Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Holder, enforceable against such Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Support Agreement by such Holder does not, and the performance by such Holder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Holder of its obligations under this Support Agreement;

(f) there are no Actions pending against such Holder or, to the knowledge of such Holder, threatened against such Holder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Holder of such Holder’s obligations under this Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Holder;

(h) such Holder has had the opportunity to read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with such Holder’s tax and legal advisors;

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(i) such Holder has not entered into, and shall not enter into, any agreement that would prevent such Holder from performing any of such Holder’s obligations hereunder;

(j) each Holder has good title to its Subject Shares, free and clear of any Liens other than Permitted Liens and Liens under JWAC’s Organizational Documents, and such Holder has the sole power to vote or cause to be voted its Subject Shares; and

(k) such Holder’s Subject Shares are the only shares of JWAC’s outstanding capital stock owned of record or beneficially owned by such Holder as of the date hereof, and none of such Holder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares that is inconsistent with such Holder’s obligations pursuant to this Support Agreement.

11. Specific Performance. Each Holder hereby agrees and acknowledges that (a) JWAC, Pubco and the Company would be irreparably injured in the event of a breach by such Holder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) JWAC, Pubco and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

12. Entire Agreement; Amendment; Waiver. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

13. Binding Effect; Assignment; Third Parties. This Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Support Agreement and all obligations of each Holder are personal to such Holder and may not be assigned, transferred or delegated by such Holder at any time without the prior written consent of JWAC, Pubco and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

14. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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16. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 13.4 and 13.5 of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

17. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.1 of the Business Combination Agreement to the applicable party, with respect to the Company, Pubco and JWAC, at the respective addresses set forth in Section 13.1 of the Business Combination Agreement, and, with respect to each Holder, at the address set forth underneath such Holder’s name on the signature page hereto.

18. Termination. This Support Agreement become effective upon the date hereof and shall automatically terminate, and none of JWAC, Pubco, the Company or any Holder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of JWAC, the Company and the Holders, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve a Holder, Pubco, JWAC or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Section 16 and this Section 18 shall survive the termination of this Support Agreement.

19. Adjustment for Stock Split. If, and as often as, there are any changes in the Subject Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to a Holder, JWAC, the Company and the Subject Shares as so changed.

20. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

21. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

22. Interpretation. The titles and subtitles used in this Support Agreement are for convenience only and are not to be considered in construing or interpreting this Support Agreement. In this Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Support Agreement as a whole and not to any particular section or other subdivision of this Support Agreement. The parties have participated jointly in the negotiation and drafting of this Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Support Agreement.

23. No Partnership, Agency or Joint Venture. This Support Agreement is intended to create a contractual relationship among the Holders, Pubco, the Company and JWAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other JWAC Stockholders entering into support agreements with the Company, Pubco or JWAC. Each Holder has acted independently regarding its decision to enter into this Support Agreement. Nothing contained in this Support Agreement shall be deemed to vest in the Company or JWAC any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

24. Capacity as Stockholder. Each Holder signs this Support Agreement solely in such Holder’s capacity as a stockholder of JWAC, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of JWAC or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by a Holder or any representative of a Holder, as applicable, serving as a director of JWAC or any Subsidiary of JWAC, acting in such Person’s capacity as a director of JWAC or any Subsidiary of JWAC.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

The Company:

CHIJET INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

Pubco:

CHIJET MOTOR COMPANY, INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

JWAC:

JUPITER WELLNESS ACQUISITION CORP.

By:	/s/ Brian John
Name:	Brian S. John
Title:	CEO

{Signature Page to Support Agreement}

Sponsor:

JUPITER WELLNESS SPONSOR LLC

By:	/s/ Brian John
Name:	Brian S. John
Title:	Manager

Address for Notice:

Address:	1061 E. Indiantown Road Ste 110 Jupiter FL 33477

Attn:	Brian S. John

I-Bankers:

I-BANKERS SECURITIES, INC.

By:	/s/ Matthew McCloskey
Name:	Matthew J. McCloskey
Title:	Head of Equity Capital Markets

Address for Notice:

Address:	2500 N. Military Trl, Suite 160, Boca Raton, FL 33431

Attn:	Daniel Thayer

{Signature Page to Support Agreement}

Join Surplus:

JOIN SURPLUS INTERNATIONAL LTD.

By:	/s/ Wang Feng
Name:	Wang Feng
Title:	Director

Address for Notice:

Address:	Suite 802, 8/F, Jardine House, 1 Connaught Place, Hong Kong SAR

Attn:	Wang Feng

{Signature Page to Support Agreement}

ANNEX 1

Form of

Joinder to Limited Liability Company Operating Agreement

Of

Jupiter Wellness Sponsor LLC

Dated as of [_____________]

The undersigned hereby accepts, and becomes a party to, the Limited Liability Company Operating Agreement of Jupiter Wellness Sponsor LLC, a Delaware limited liability company (the “Company”), dated as of September 20, 2021 (the “Agreement”), in connection with the acquisition of Membership Interests (as defined in the Agreement), and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement.

Member Name:

By:

Name:

Title:

Capital Contribution:	$__________________

Membership Interest:	[____]%

Founder Shares Percentage:	[____]%

Private Placement Units Percentage:	[____]%

Residual Percentage:	[____]%

Following the execution of this Joinder, the Schedule A will be updated to reflect the admission of the above as a new Member (as defined in the Agreement), and such updated Schedule A shall be provided to all Members.

Agreed and Accepted:

Jupiter Wellness Sponsor LLC

By:
Name:
Title: